UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 24, 2009 (March 19, 2009)
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-32657 (Commission File Number)	980363970 (I.R.S. Employer Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 19, 2009, the board of directors of Nabors Industries, Inc. appointed Clark Wood as Controller of Nabors Industries, Inc. In connection with this new appointment, Mr. Wood will also act as the principal accounting officer and principal financial officer of each of Nabors Industries, Inc. and Nabors Industries Ltd.
Mr. Wood is currently the Controller of Nabors Corporate Services, Inc. and has been an employee of Nabors since 2003. Prior to joining Nabors, Mr. Wood worked for seven years at Arthur Andersen LLP and KPMG LLP and rose to the rank of Senior Audit Manager. Mr. Wood obtained a Masters in Professional Accounting at the University of Texas in Austin.
Mr. Wood joined Nabors in 2003 as an Assistant Controller and has been serving in his current capacity as Controller of Nabors Corporate Services, Inc. since April 2007. As an Assistant Controller, Mr. Wood assisted in the preparation and review of consolidated financial reporting and technical accounting matters, as well as evaluation and compliance of internal control over financial reporting. As Controller of Nabors Corporate Services, Inc., Mr. Wood has reported directly to the Chief Financial Officer and has been responsible for the preparation and review of consolidated financial reporting and accounting related matters, including internal controls and financial reporting.
This Form 8-K is being filed in order to satisfy the filing requirements of Form 8-K which requires a filing upon the appointment of a new principal accounting officer or principal financial officer.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 24, 2009	Nabors Industries Ltd
/s/ Mark Andrews
Mark Andrews
Corporate Secretary

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